[GRAPHIC  OMITTED]
theglobe.com



                       LOAN AND PURCHASE OPTION AGREEMENT


     This Loan and Purchase Option Agreement ("Agreement") is entered into as of the ___ day of February, 2003 by and among theglobe.com, inc., a Delaware
corporation  ("Buyer"), [                    *                  ],  a  New  York
corporation  ("Company"), and [              *              ], individually, and
[              *              ], individually and as power of attorney on behalf
of all of the remaining holders of all of the issued and outstanding common stock of the Company as set forth on Schedule A (collectively, the "Sellers",
and including [              *              ] as the "Sellers' Representative").
[              *              ]  and  [              *              ]  are
sometimes collectively referred to herein as the "Operating Sellers."

          WHEREAS, the Company currently owes the Buyer the sum of $40,000, plus interest, under an outstanding bridge loan dated December 12, 2002, and was subsequently loaned an additional $40,000 on the same terms (collectively, the "Bridge Loan");

          WHEREAS, the Buyer has agreed to loan the Company the additional amount of $80,000 (the "Additional Amount"), which will result in an overall loan in the aggregate principal amount of $160,000;

          WHEREAS, the parties wish to replace the Bridge Loan by consolidating all the money owed by the Company thereunder into this Agreement subject to and upon the terms and conditions herein set forth; and

          WHEREAS, as an inducement to the Buyer to make the Operating Loan, the Sellers wish to grant the Buyer the option to acquire all of the shares of capital stock owned by them in the Company under the terms set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     A.   The  Operating  Loan.
          --------------------

          1. The Operating Loan and Funding. Within two business days of execution of this Agreement, the Buyer will loan Forty Thousand Dollars
($40,000) to the Company pursuant to a loan commitment in the aggregate amount of One Hundred Sixty Thousand Dollars ($160,000) (inclusive of the Bridge Loan) (the "Operating Loan"). Subject to compliance by the Company and Sellers with the terms of this Agreement, the Buyer agrees to fund the remaining Forty
Thousand  Dollars  ($40,000)  of  the  Operating  Loan  on  March  12, 2003. The

Additional Amount of the Operating Loan will be used solely for operating expenses incurred on and after the date of this Agreement. The Operating Loan will mature on December 12, 2003, with all outstanding principal and interest being due in one lump sum on such date except as provided in the next sentence. If the Buyer elects not to exercise the Purchase Option (as defined below), then
(i) the Operating Loan will mature twelve months following the earlier of: (a) notice at any time from the Buyer that it is not exercising the Purchase Option or (b) the expiration of the Purchase Option, with equal monthly payments of principal and interest being made on a straight amortization basis, and (ii) sixty thousand dollars of the amount of the Operating Loan will be deemed forgiven (the "Forgiven Amount"); provided, however, if within one year of such date the Company obtains financing from any unrelated third party the full amount of the Operating Loan (including the Forgiven Amount) will be immediately due and payable. The Operating Loan shall be represented by a Promissory Note (which shall subsume and supercede the promissory note relating to the Bridge
Loan) in the form attached hereto as Exhibit A which shall be executed and delivered by the Company concurrent with the execution of this Agreement.

          2. Security for the Operating Loan. As security for the Company's obligations to the Buyer, the Company does hereby grant the Buyer a first priority security interest in and to all of the tangible and intangible assets of the Company, including without limitation, "goodwill", intellectual property, and the Company's contractual rights with third parties, all as further described in the Security Agreement attached hereto as Exhibit B (the "Security Agreement"). Buyer will share, on a pro rata basis, the above security interest
with  [              *              ]  ("[              *              ]") and [
*              ]  ("[              *              ]") to the extent of the first
priority  security  interest  that each of [              *              ] and [
* ] has in the above property. The Company shall execute and deliver the Security Agreement concurrently with this Agreement. Such Security
Agreement  will  included  a  joinder  by  [              *              ] and [
* ] pursuant to which they consent to such shared security interest and the provisions of Paragraph C.2 hereof. The Company further agrees to promptly execute and deliver all other documentation reasonably requested by the Buyer to further reflect, implement and perfect the foregoing security interest. This Agreement, the Promissory Note and the Security Agreement are sometimes collectively referred to herein as the "Loan Documents."

          3. Accrued Compensation Subordination. The Sellers (together with the persons identified on Schedule D.1 hereof, each of which shall contemporaneous with this Agreement execute and deliver a Subordination Agreement in the form of Exhibit C) agree to subordinate and defer payment of all accrued and unpaid compensation, if any, owed to them (approximately Two Hundred Twenty Four Thousand and Five Hundred Dollars ($224,500) as of the date of this Agreement) for services rendered (the "Accrued Compensation") to repayment of the Operating Loan (including the Bridge Loan) except as provided in the next sentence. Notwithstanding repayment of the Operating Loan, in the event of exercise of the Purchase Option, the Sellers and other persons whom are owed Accrued Compensation further agree that they shall be entitled to payment of the Accrued Compensation only to the extent so provided in Section 5 of the Subordination Agreement.

          4. Election to Increase Funding. At its discretion, the Buyer may elect to increase the amount of funding under the Operating Loan on a month to month basis on the same terms as outlined above, including without limitation as to security and the subordination. The Company and the Sellers agree to promptly


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execute and deliver all other documentation reasonably requested by the Buyer to further reflect, implement and document any such increased funding.

          5. Conditions Precedent to Additional Funding. The obligation of the Buyer to fund the Additional Amount of the Operating Loan shall be subject to satisfaction of the following conditions precedent at the time of each funding:
(i) all representations, warranties, covenants and statements made by or behalf of the Company or any Seller in any of the Loan Documents or the Stock Purchase Agreement (as defined below and incorporated herein) shall be true and correct in all material respects; (ii) there shall not have been any material adverse change in the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company, as determined in Buyer's sole good faith discretion; and (iii) there shall not be voluntary or involuntary bankruptcy, insolvency or similar proceedings pending relating to the Company or any of its assets; provided, however, in the event Buyer believes that either clause (i) or (ii) above is not satisfied, it will so notify the Company and to the extent curable, will afford it a period of fifteen (15) days to satisfy such condition to Buyer's satisfaction (and during such notice and cure period any obligation of the Buyer to fund will be suspended). If requested by the Buyer, the Company agrees to promptly supply it with a certification signed by its President and Chief Financial Officer that, to the best of their respective knowledge and belief, all such conditions are satisfied.

     B.     The Purchase Option.  The Sellers hereby jointly and severally grant
            -------------------
to the Buyer the option to purchase all of the issued and outstanding shares of common stock (together with any Common Stock Equivalents, as hereinafter defined) (the "Common Stock") now or hereinafter owned by them (the "Purchase Option"). The Sellers represent and warrant that they are the owners of all of the issued and outstanding shares of Common Stock. The Purchase Option shall be exercisable by written notice from the Buyer to the Sellers' Representative (the "Election Notice") at any time on or before the later of (i) March 31, 2003 and
(ii)  ten (10) days following the date of Buyer's receipt of written notice from
the  Company  that [              *              ].  The closing of the exercise
of the Purchase Option (the "Option Closing") shall occur at the offices of the Buyer on the 10th business day following receipt by the Sellers' Representative of the Election Notice. At the Option Closing, the Buyer shall (i) pay an aggregate of Forty Thousand Dollars ($40,000) (the "Cash Payment") in
immediately  available  funds  to  [              *              ]  as  complete
payment  for  the shares owned by [              *              ] (and its other
undertakings  pursuant to the Stock Purchase Agreement described below) and (ii)
issue  to the balance of the Sellers (excluding [              *              ])
an aggregate of two million (2,000,000) shares of its common stock, $.001 par value per share (the "globe.com Shares")(together with the Cash Payment, the "Purchase Price"). The globe.com Shares will be unregistered and constitute restricted securities for purposes of federal securities laws and shall contain restrictive legends prohibiting the transfer of the globe.com Shares, except in compliance with applicable state and federal securities laws. The globe.com Shares will be issued pro rata to the Sellers (other than to and taking into
account  the  exclusion  of  [              *              ]) in accordance with
their respective ownership percentages as set forth on Schedule A and will be entitled to "piggy back" registration rights in the manner set forth in Schedule III of the form of Stock Purchase Agreement referred to below. When and if the Purchase Option is exercised, the Company and the Sellers shall sell their shares of the Common Stock to the Buyer pursuant to the form of Stock Purchase

Agreement attached hereto as Exhibit D, which the Company and Sellers covenant and agree to execute and deliver to Buyer at the Option Closing, together with stock certificates or other Common Stock Equivalents with stock powers or other appropriate instruments of transfer duly executed in favor of the Buyer. For purposes of this Agreement, the term "Common Stock Equivalents" means shares of Common Stock issuable upon (i) the exercise of outstanding options, warrants or rights to subscribe for the Common Stock or (ii) the conversion of outstanding shares of preferred stock, debt or other convertible instruments, in either case, whether or not then currently exercisable or convertible.

     C.  Other  Agreements.  In  connection  with  the  Purchase  Option and the
         -----------------
Operating  Loan  the  parties  agree  as  follows:

          1.  Employment  Agreements.  If  and  when  the  Purchase  Option  is
exercised,  [              *              ]  and [              *              ]
agree to enter into the forms of employment agreements (the "Employment Agreements") attached hereto as Exhibits E-1 and E-2, respectively, effective as of the Option Closing;

          2.  Loan Matters. [              *              ] and [           *
    ] hereby agree to share on a pro rata basis with the Buyer their respective security interests in the property of the Company. In addition, the parties hereby acknowledge and agree that the Company will pay the aggregate amount of Eighty Thousand Dollars ($80,000) (which the Company and Sellers represent and warrant to be the only indebtedness for borrowed money owed by the Company, other than the Bridge Loan) upon the sooner of (i) the date on which the Option Closing occurs and (ii) the original maturity dates of the loans (all at various dates in the third and fourth quarter of 2004) to such parties. The Company
covenants  not  to  prepay  the  loans  to  [              *              ] or
[          *          ]  except as set forth in the preceding sentence.

     D.     Representations  and  Warranties.
            ---------------------------------

          1. Company and Operating Sellers. The Company and the Operating Sellers, jointly and severally, represent and warrant to the Buyer as follows:

          (a)  Stock  Purchase Agreement. The representations and warranties set
               -------------------------
          forth in Sections 3.1 through 3.21 (including without limitation, the representations as to capitalization matters in Section 3.3) of the Stock Purchase Agreement are true and correct as of the date of this Agreement and are incorporated herein.

          (b)  Validity  of  Loan  Documents.  The  execution,  delivery  and
               -----------------------------
          performance by the Company of the Loan Documents and by the Sellers of this Agreement: (i) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (ii) will not violate any law or agreement, nor result in the imposition of any lien, charge or encumbrance upon the assets of the Company or the Common Stock. The Loan Documents constitute the legal, valid and binding obligations of the Company


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
          enforceable in accordance with their respective terms and this Agreement constitutes the legal, valid and binding obligation of each Seller in accordance with its terms. The Company and each Seller has the power and authority to enter into the Loan Documents and this Agreement, respectively. The Sellers' Representative holds legal and binding powers of attorney which grant him authority to execute and deliver the Loan Documents on behalf of the other Sellers and to bind them in accordance with the terms of the Loan Documents.

          (c)  Accrued  Compensation.  The  Sellers and the persons set forth on
               ---------------------
          Schedule D.1 are the only persons due Accrued Compensation from the Company and the amount of such Accrued Compensation owed to each Seller, if any, and other person, as of January 31, 2003, is as set forth opposite such Seller's or other person's name on such Schedule.

          2. The Sellers. Each Seller, as to itself and not jointly, represents and warrants to the Buyer that the representations and warranties set forth in Sections 4.1 through 4.5 (including without limitation, the representations as to title matters in Section 4.2) of the Stock Purchase Agreement are true and correct as of the date of this Agreement and are incorporated herein; provided that for purposes of this Agreement, reference to the term "Agreement" in the Stock Purchase Agreement shall mean both the Stock Purchase Agreement and this Agreement.

     E.     Covenants  of  the  Company  and  Sellers.
            -----------------------------------------

          1. Exclusivity. From the date hereof until expiration of the Purchase Option (the "Exclusivity Period"), neither the Company, Seller(s) nor any of their respective officers, directors, employees or agents shall, directly or indirectly, without the prior written consent of Buyer, contact, respond to, negotiate with or initiate or hold discussions with, agree, solicit or entertain offers from, any corporation, partnership, person or other entity (other than Buyer) regarding (i) the sale, transfer, issuance or other disposition of the Common Stock, Common Stock Equivalents or any other equity interest in the Company, (ii) the sale or disposition of all or any substantial portion of the assets of the Company or (iii) the merger, consolidation or reorganization of the Company with or into any other entity. The Company and each Seller agree to immediately advise, in reasonable detail, Buyer regarding any offer, proposal or related inquiry which it or he, or their respective officers, directors, employees or agents, may hereafter receive from any other corporation, partnership, person or other entity.

          2. Conduct of Business. The Company will do or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and other intellectual property. The Company will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business. The Company will not engage (directly or indirectly) in any business other than the business in which they are engaged on the date hereof.

          3. Liens. The Company will not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, without the prior consent of the Buyer. The Sellers will not create, incur, assume or suffer to exist any Lien on the Common Stock.

          4. Dividends. The Company will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock now or hereafter outstanding (or any Common Stock Equivalents) , or set aside any funds for any of the foregoing purposes.

          5. Control; Management. There shall be no change in the officers or directors of the Company without the consent of the Buyer.

          6. Affiliated Transactions. Except as otherwise disclosed and contemplated in Section 3.18 of the Disclosure Schedule to the Stock Purchase Agreement, the Company will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with a Seller or any affiliate of a Seller.

          7. Taxes. The Company will pay and discharge or cause to be paid and discharged all applicable federal, state, local and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed or upon any part thereof, when due, as well as all lawful claims for labor, materials and supplies which, if unpaid might by law become a lien upon such property.

     F.     Break-up  Option.  The  Company  hereby  grants  to  the  Buyer  an
            ----------------
irrevocable option to purchase an amount of its shares of Common Stock that after giving effect to such issuance would equal forty percent (40%) of the Company's then issued and outstanding shares of Common Stock, on a fully diluted basis for Common Stock Equivalents, for an exercise price of Ten Dollars ($10.00) in the aggregate, payable at the time of exercise. Such option will be exercisable only if (i) the Company, any of its subsidiaries, affiliates or successors or assigns, obtain from, or enter into a binding agreement with, any third party for any form of investment or financing whatsoever (including without limitation, through a simple financing or acquisition) at anytime on or before December 31, 2003, without the express written consent of the Buyer; and
(ii)  the  Buyer  is  not  then  in  default  of  this  Agreement.

     G.  Press  Releases  and  Announcements.  Neither  party  shall release any
         -----------------------------------
information concerning this Agreement or the transactions contemplated hereby which is intended for or may result in public dissemination thereof without first furnishing drafts of all documents or proposed oral statements to the other party for comment and approval; provided, that nothing herein shall restrict Buyer from making such disclosures as it deems appropriate for purposes of complying with state or federal securities laws.

     H.  Expenses.  Buyer, the Company and Sellers shall each be responsible for
         --------
and shall pay their own respective expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, legal and accounting fees and expenses.

     I.   Miscellaneous.
          -------------

          1. Entire Agreement. This Agreement together with its schedules and exhibits represent the complete understanding between the parties with respect to the subject matters hereto and thereto and supersedes any and all other understandings or agreements (whether orally or in writing) between the parties, except as specifically otherwise provided herein or therein.

          2. Governing Law; Submission to Jurisdiction; Appointment of Process Agent. The terms of this Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Florida without regard to principles of conflicts of law. With respect to any suit, action or proceeding relating to this Agreement or the transactions contemplated hereby, the parties irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of Florida, and, if such Court lacks subject matter jurisdiction, in the courts of general jurisdiction in Broward County, Florida; and (ii) waives, to the fullest extent permitted by law, any objection or immunities to jurisdiction which such party may now or hereafter have at any time to the laying of venue of any such suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or any judgment entered by any court in respect hereof brought in any such court, waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum and further waives the right to object with respect to any such suit, action or proceeding that such court does not have any jurisdiction over it.

          3. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the second following business day, if delivered by a recognized overnight courier service, or (z) seven days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):



             (i)    If to the Company to the following address:

                    [     *     ]


                    With  a  copy  to:


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
                    Schnader  Harrison  Segal  &  Lewis  LLP
                    140  Broadway,  Suite  3100
                    New  York,  NY  10005
                    Attention:  Michael  J.  Moriarty
                    Facsimile:  (212)  972-8798

             (ii)   If  to  Buyer  the  following  address:
                    110  East  Broward  Blvd.
                    Suite  1400
                    Ft.  Lauderdale,  FL  33301
                    Attention:  Edward  Cespedes
                    Facsimile:  (954)  769.5930

                    With  a  copy  to:

                    Proskauer  Rose  LLP
                    2255  Glades  Road
                    Suite  340  West
                    Boca  Raton,  Florida  33431
                    Attention:  Donald E. "Rocky" Thompson, II
                    Facsimile:  (561)  995.4721

             (iii)  If to any of the Sellers, to the Sellers'
                    Representative, to the following address:

                    [     *     ]

          4. Binding Agreement. This Agreement is binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          5. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be an original and together shall constitute a single agreement.

          6. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.


     IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first provided above.

                              "BUYER"
                              theglobe.com,  Inc.


                              By:
                                 ---------------------------------
                              Its:
                                  --------------------------------
                              Print  Name:  Edward  Cespedes

                              "COMPANY"
                              [     *     ]


                              By:
                                 ---------------------------------
                              Its:  President
                              Print  Name:  [     *     ]


                               "SELLERS"

[Note: as applicable, provide appropriate signature pursuant to power of attorney ]



_______________________________________________
[          *          ], individually and as Seller's
Representative

_______________________________________________
[          *          ]

_______________________________________________
[          *          ]

_______________________________________________
[          *          ]

[          *          ]

By:____________________________________________



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